THIS BRIDGE NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

11% CONVERTIBLE BRIDGE NOTE

MONUMENTAL MARKETING, INC.

Due July 28, 2008

$100,000

This Bridge Note is issued by MONUMENTAL MARKETING, INC., a Nevada corporation (the “Company”), to _____________________ (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. For value received, the Company hereby promises to pay on July 29, 2008 (the “Maturity Date”) to the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Hundred Thousand Dollars ($100,000), together with interest on the unpaid principal of this 11% bridge note (the “Bridge Note”) at the rate of eleven percent (11%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Bridge Note until paid. At the Company’s option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder at any time, on or before the Maturity Date, without premium or prepayment penalty, or (b) converted in accordance with Section 1.02 herein.

Section 1.02 Conversion. In the event the principal and all accrued interest thereon is not repaid within three business days of an Event of Default, the Holder is entitled, at its option, to convert, at any time and from time to time thereafter, until payment in full of this Bridge Note, all or any part of the principal amount of the Bridge Note, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the price per share equal to an amount equal to seventy five percent (75%) of the lowest daily volume weighted average price of the Company’s Common Stock, as quoted by Bloomberg, LP, for the twenty (20) trading days immediately preceding the Conversion Date (as defined herein; the “Conversion Price”). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Bridge Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Bridge Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Bridge Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04  Amendments and Waiver of Default. The Bridge Note may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Bridge Note may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

ARTICLE II.

Section 2.01 Representations and Warranties of the Holder. The undersigned Holder hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

(a) The undersigned is acquiring this Bridge Note and the Conversion Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Bridge Note or in the Conversion Shares or any portion thereof. Further, the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Bridge Note or the Conversion Shares for which the undersigned is subscribing or any part of the Bridge Note or the Conversion Shares.

(b) The undersigned has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, and this Agreement constitutes a valid and legally binding obligation of the Holder.

(c) The Holder is not subscribing for the Bridge Note or the Conversion Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the undersigned in connection with investment.

(d) Except as provided in the Registration Rights Agreement, the undersigned understands that the Company is under no obligation to register the Bridge Note or the Conversion Shares under the Securities Act, or to assist the undersigned in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(e) The undersigned is (i) experienced in making investments of the kind, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of its investment in the Company.

(f) The undersigned acknowledges his understanding that the offering and sale of the Bridge Note and the Conversion Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the undersigned made herein, the undersigned further represents and warrants to and agrees with the Company and its affiliates as follows:

(i)
The undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Conversion Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

(ii)
The undersigned has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company;

(iii)
The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Bridge Note or the Conversion Shares. The undersigned also represents it has not been organized for the purpose of acquiring the Bridge Note or the Conversion Shares;

(iv)
The undersigned has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the investment in the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(v)	The undersigned has carefully reviewed all of the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g) The undersigned is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. The undersigned has relied solely on its own advisors.

(h) No representations or warranties have been made to the undersigned by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Bridge Note the undersigned is not relying upon any representations other than those contained herein.

(i) The undersigned is an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

(j) The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and an investment in the Company will not cause such overall commitment to become excessive.

The Holder agrees that at any time any of the foregoing representations are no longer accurate, including without limitation when the Holder exercises its right to convert the Bridge Note in accordance with the terms hereof, the Holder will notify the Company accordingly.

ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: failure by the Company to pay amounts due hereunder on the Maturity Date, provided the Holder gives the Company written notice of such default and such default is not cured within 20 business days of the Company’s receipt of such notice, or if the Company files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company, and has not been resolved in a period of thirty (30) days after such commencement. Upon the occurrence of an Event of Default, the Holder may convert all amounts due under the Bridge Note outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

ARTICLE IV.

Section 4.01 Rights and Terms of Conversion. This Bridge Note, in whole or in part, may be converted at any time following an Event of Default into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above. For purposes of avoidance of doubt, this Bridge Note is not convertible until such time as an Event of Default has occurred, and has not been cured as described in Section 3.01 above.

Section 4.02 Re-issuance of Bridge Note. If the Holder elects to convert a part of the Bridge Note, then the Company shall reissue a new Bridge Note in the same form as this Bridge Note to reflect the new principal amount.

ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02 Notice. Notices regarding this Bridge Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Monumental Marketing, Inc.
110 East 59th Street, 25th floor
New York, NY
Telephone:
Facsimile:

With a copy to:	David Lubin & Associates
26 East Hawthorne Avenue
Valley Stream, NY 11580
Telephone: (516) 887-8200
Facsimile: (516) 887-8250

If to the Holder:

Attention:
Telephone:
Facsimile:

With a copy to:

Telephone:
Facsimile:

Section 5.03 Governing Law. This Bridge Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the District of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Bridge Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.04 Severability. The invalidity of any of the provisions of this Bridge Note shall not invalidate or otherwise affect any of the other provisions of this Bridge Note, which shall remain in full force and effect.

Section 5.05 Entire Agreement and Amendments. This Bridge Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Bridge Note may be amended only by an instrument in writing executed by the parties hereto.

Section 5.06 Counterparts. This Bridge Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Bridge Note as of the date first written above.

MONUMENTAL MARKETING, INC.

By:
Name:
Title:

EXHIBIT “A”

NOTICE OF CONVERSION
(To be executed by the Holder in order to Convert the Bridge Note)

TO:

The undersigned hereby irrevocably elects to convert $ ______________ of the principal amount of the above Bridge Note into Shares of Common Stock of MONUMENTAL MARKETING, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	__________________________________________
Applicable Conversion Price:	__________________________________________
Signature:	__________________________________________
Name:	__________________________________________
Address:	__________________________________________
Amount to be converted:	$_________________________________________
Amount of Bridge Note unconverted:	$_________________________________________
Conversion Price per share:	$_________________________________________
Number of shares of Common Stock to be issued:	__________________________________________
Please issue the shares of Common Stock in the following name and to the following address:	__________________________________________
Issue to:	__________________________________________
Authorized Signature:	__________________________________________
Name:	__________________________________________
Title:	__________________________________________
Phone Number:	__________________________________________
Broker DTC Participant Code:	__________________________________________
Account Number:	__________________________________________

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